Form N-SAR for the First Investors Total Return Fund  3/31/06

Sub-Item 77C:

A special meeting of the shareholders of the First Investors Total Return Fund ("Fund") was held on October 28, 2005.

	The first proposal was to elect eight (8) Trustees. The following Trustees were elected: Charles R. Barton III, Stefan L. Geiringer, Robert
M. Grohol, Kathryn S. Head, Arthur M. Scutro, Jr., James M. Srygley, John
T. Sullivan and Robert F. Wentworth.

	The second proposal was to approve the reorganization of the Fund into a series of a newly-established Delaware statutory trust. This proposal was approved with 13,146,926 shares voting for the adoption of the proposal and 219,569 shares voting against the adoption of the proposal.

Form N-SAR for the First Investors Value Fund  3/31/06

Sub-Item 77C:

A special meeting of the shareholders of the First Investors Value Fund ("Fund") was held on October 28, 2005.

	The first proposal was to elect eight (8) Trustees. The following Trustees were elected: Charles R. Barton III, Stefan L. Geiringer, Robert
M. Grohol, Kathryn S. Head, Arthur M. Scutro, Jr., James M. Srygley, John
T. Sullivan and Robert F. Wentworth.

	The second proposal was to approve the reorganization of the Fund into a series of a newly-established Delaware statutory trust. This proposal was approved with 26,227,698 shares voting for the adoption of the proposal and 346,264 shares voting against the adoption of the proposal.

Form N-SAR for the First Investors Blue Chip Fund  3/31/06

Sub-Item 77C:

A special meeting of the shareholders of the First Investors Blue Chip Fund ("Fund") was held on October 28, 2005.

	The first proposal was to elect eight (8) Trustees. The following Trustees were elected: Charles R. Barton III, Stefan L. Geiringer, Robert
M. Grohol, Kathryn S. Head, Arthur M. Scutro, Jr., James M. Srygley, John
T. Sullivan and Robert F. Wentworth.

	The second proposal was to approve the reorganization of the Fund into a series of a newly-established Delaware statutory trust. This proposal was approved with 11,490,547 shares voting for the adoption of the proposal and 192,346 shares voting against the adoption of the proposal.

Form N-SAR for the First Investors Growth & Income Fund  3/31/06

Sub-Item 77C:

A special meeting of the shareholders of the First Investors Growth & Income Fund ("Fund") was held on October 28, 2005.

	The first proposal was to elect eight (8) Trustees. The following Trustees were elected: Charles R. Barton III, Stefan L. Geiringer, Robert
M. Grohol, Kathryn S. Head, Arthur M. Scutro, Jr., James M. Srygley, John
T. Sullivan and Robert F. Wentworth.

	The second proposal was to approve the reorganization of the Fund into a series of a newly-established Delaware statutory trust. This proposal was approved with 26,405,258 shares voting for the adoption of the proposal and 420,540 shares voting against the adoption of the proposal.

Form N-SAR for the First Investors All-Cap Growth Fund  3/31/06

Sub-Item 77C:

A special meeting of the shareholders of the First Investors All-Cap Growth Fund ("Fund") was held on October 28, 2005.

	The first proposal was to elect eight (8) Trustees. The following Trustees were elected: Charles R. Barton III, Stefan L. Geiringer, Robert
M. Grohol, Kathryn S. Head, Arthur M. Scutro, Jr., James M. Srygley, John
T. Sullivan and Robert F. Wentworth.

	The second proposal was to approve the reorganization of the Fund into a series of a newly-established Delaware statutory trust. This proposal was approved with 11,508,367 shares voting for the adoption of the proposal and 167,313 shares voting against the adoption of the proposal.

Form N-SAR for the First Investors Mid-Cap Opportunity Fund  3/31/06

Sub-Item 77C:

A special meeting of the shareholders of the First Investors Mid-Cap Opportunity Fund ("Fund") was held on October 28, 2005.

	The first proposal was to elect eight (8) Trustees. The following Trustees were elected: Charles R. Barton III, Stefan L. Geiringer, Robert
M. Grohol, Kathryn S. Head, Arthur M. Scutro, Jr., James M. Srygley, John
T. Sullivan and Robert F. Wentworth.

	The second proposal was to approve the reorganization of the Fund into a series of a newly-established Delaware statutory trust. This proposal was approved with 8,555,369 shares voting for the adoption of the proposal and 120,523 shares voting against the adoption of the proposal.

Form N-SAR for the First Investors Special Situations Fund  3/31/06

Sub-Item 77C:

A special meeting of the shareholders of the First Investors Special Situations Fund ("Fund") was held on October 28, 2005.

	The first proposal was to elect eight (8) Trustees. The following Trustees were elected: Charles R. Barton III, Stefan L. Geiringer, Robert
M. Grohol, Kathryn S. Head, Arthur M. Scutro, Jr., James M. Srygley, John
T. Sullivan and Robert F. Wentworth.

	The second proposal was to approve the reorganization of the Fund into a series of a newly-established Delaware statutory trust. This proposal was approved with 6,081,319 shares voting for the adoption of the proposal and 104,066 shares voting against the adoption of the proposal.

Form N-SAR for the First Investors Focused Equity Fund  3/31/06

Sub-Item 77C:

A special meeting of the shareholders of the First Investors Focused Equity Fund ("Fund") was held on October 28, 2005.

	The first proposal was to elect eight (8) Trustees. The following Trustees were elected: Charles R. Barton III, Stefan L. Geiringer, Robert
M. Grohol, Kathryn S. Head, Arthur M. Scutro, Jr., James M. Srygley, John
T. Sullivan and Robert F. Wentworth.

	The second proposal was to approve the reorganization of the Fund into a series of a newly-established Delaware statutory trust. This proposal was approved with 3,371,399 shares voting for the adoption of the proposal and 295,893 shares voting against the adoption of the proposal.

Form N-SAR for the First Investors Global Fund  3/31/06

Sub-Item 77C:

A special meeting of the shareholders of the First Investors Global Fund ("Fund") was held on October 28, 2005.

	The first proposal was to elect eight (8) Trustees. The following Trustees were elected: Charles R. Barton III, Stefan L. Geiringer, Robert
M. Grohol, Kathryn S. Head, Arthur M. Scutro, Jr., James M. Srygley, John
T. Sullivan and Robert F. Wentworth

	The second proposal was to approve the reorganization of the Fund into a series of a newly-established Delaware statutory trust. Because sufficient votes had not been received from shareholders of the Fund on October 28, 2005, the meeting was adjourned with respect to the second proposal to November 22, 2005. At the adjourned meeting held on November 22, 2005, this proposal was approved with 24,281,583 shares voting for the adoption of the proposal and 713,001 shares voting against the adoption of the proposal.